UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2012

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33537	20-2903562
(Commission File Number)	(IRS Employer Identification No.)

No. 2, Jing You Road
Kunming National Economy &
Technology Developing District
People’s Republic of China 650217	N/A
(Address of Principal Executive Offices)	(Zip Code)

0086-871-728-2628

( Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In a Press Release dated April 20, 2012, China Shenghuo Pharmaceutical Holdings, Inc. (the “Company”) announced its intention to file a Form 15, which would, upon such filing, suspend the Company's obligations to file certain reports with the U.S. Securities & Exchange Commission (the “SEC”), including reports on Form 10-K, 10-Q, and 8-K. It was anticipated that such Form 15 would be filed on or about May 10, 2012, upon the effectiveness of the Form 25 - Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed in connection with the Company's voluntary delisting of its common stock from trading on NYSE Amex.

In discussions between the Company's legal counsel and the SEC, the SEC has taken the position that the exemption that the Company had sought to rely upon under Section 15(d) of the Exchange Act to suspend its reporting obligations is unavailable to it at this time. As such, the Company at this time will not file a Form 15, and it will continue to be a reporting company under Section 15(d) of the Exchange Act until such time as it is allowed to suspend its reporting obligations, which the Company expects to be no later than the first quarter of 2013. The Company therefore is preparing its quarterly report on Form 10-Q for the three months ended March 31, 2012, and expects to file it as soon as practicable.

On May 7, 2012, the Company issued a press release announcing its intent not to file Form 15 at this time and continue to be a reporting company until such time as it is allowed to suspend its reporting obligations. A copy of that press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement

This current report on Form 8-K may contain certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, uncertainties regarding the eligibility for and timing of the Company’s planned deregistration under the Exchange Act, including any relief that the SEC might grant to the Company pursuant to a “no-action” letter with respect to the SEC deregistration requirements should the Company seek such relief; risks of litigation and governmental or other regulatory proceedings arising out of or related to any of the matters described in recent press releases, including arising out of the restatement of the Company's financial statements; the Company's ability to refinance or repay loans received; the Company's uncertain business condition; risks related to the lower liquidity, trading volume and price resulting from the voluntary delisting of the Company’s stock and the anticipated deregistration under the Exchange Act; risks arising from potential weaknesses or deficiencies in the Company's internal controls over financial reporting; the Company's reliance on one supplier for Sanchi; the possible effect of adverse publicity on the Company's business, including possible contract cancellation; the Company's ability to develop and market new products; the Company's ability to establish and maintain a strong brand; the Company's continued ability to obtain and maintain all certificates, permits and licenses required to open and operate retail specialty counters to offer its cosmetic products and conduct business in China; protection of the Company's intellectual property rights; market acceptance of the Company's products; changes in the laws of the People's Republic of China that affect the Company's operations; cost to the Company of complying with current and future governmental regulations; the impact of any changes in governmental regulations on the Company's operations; general economic conditions; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGHUO PHARMACEUTICAL HOLDINGS, INC.
Date: May 7, 2012
	By:	/s/ Feng Lan
Name: Feng Lan Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 7, 2012.